Exhibit 10.1

LEASE AGREEMENT

BETWEEN

RFP MAINSTREET 2101 COMMERCIAL, LLC

(“LANDLORD”)

AND

OMNICOMM, SYSTEMS, INC.

(“TENANT”)

THE 2101 BUILDING

2101 West Commercial Boulevard

Fort Lauderdale, Florida 33309

BASIC LEASING INFORMATION

THE 2101 BUILDING

LEASE DATE :	March 24, 2006

TENANT:	OMNICOMM SYSTEMS, INC., a Delaware corporation

ADDRESS OF TENANT:	2101 West Commercial Blvd. Ft. Lauderdale, Florida 33309

TENANT’S CONTACT:	Ron Linares	TELEPHONE: 954-473-1254

LANDLORD:	RFP Mainstreet 2101 Commercial, LLC, a Delaware limited liability company

ADDRESS OF LANDLORD:	c/o Mainstreet Real Estate Services, Inc.
One Financial Plaza, Suite 102 Fort Lauderdale, Florida 33301

LANDLORD’S CONTACT:	Tamar Lubow TELEPHONE: 954-764-8380

LEASED PREMISES:	Suite No. 4000, which is located in the office building which has been constructed, and known as THE 2101 BUILDING (the “Building”), located at 2101 West Commercial Blvd., Fort Lauderdale, FL 33309

LEASE TERM:	Sixty-three (63) months.

TARGET DATE:	April 15, 2006

BASE RENT:

YEAR RATE/PRSF	SQUARE FOOT	BASE ANNUAL* RENTAL RATE	BASE ANNUAL* RENTAL
MONTHS 1-3	7,833	No charge to Base Rent –	Operating Expenses only
MONTHS 4-12	7,833	$101,829.00	$13.00
MONTHS 13-24	7,833	$105,902.00	$13.52
MONTHS 25-36	7,833	$110,131.98	$14.06
MONTHS 37-48	7,833	$114,518.46	$14.62
MONTHS 49-60	7,833	$119,061.60	$15.20
MONTHS 6 1-63	7,833	$ 30,940.35	$15.80

*	plus applicable sales tax

ADDITIONAL RENT:	Currently estimated to be approximately $10.00 per rentable square foot per year (plus applicable sales tax), subject to increase/adjustment as provided within the Lease.

TENANT’S PROPORTIONATE SHARE:	8.3%

SECURITY DEPOSIT:	$15,232.33 due and payable upon Tenant’s execution of the Lease.

PREPAID RENT/INITIAL PAYMENT:	$15,232.33 due and payable upon Tenant’s execution of the Lease.

RENTABLE SQUARE FEET IN THE BUILDING (RSF):	94,352 RSF**

RENTABLE SQUARE FEET (LEASED PREMISES):	7,833 RSF**

PERMITTED USE:	General Office

BROKER(S):	Cushman & Wakefield, on behalf of Landlord, and, Brenner Real Estate Group, on behalf of Tenant

GUARANTORS:	Mr. Cornelis Wit Mr. Randall Smith Mr. Ronald Linares Mr. Matthew Veatch Mr. Gustaaf van Kesteren

PARKING SPACES:	4:1,000 Surface Spaces

Thirty-two(32) Non-reserved surface parking spaces in Parking Area at no charge.

Parking spaces are allotted at a rate of four (4) spaces per 1,000 rentable square feet.

The above rates are the current rates charged for parking at the time of Lease execution and are subject to change during the Lease Term.

TERMINATION OPTION:	Tenant shall have the right to terminate the Lease Term after three (3) years pursuant to the terms outlined in Paragraph 40 of thes Lease Agreement.

FURNITURE PURCHASE:	Upon execution of the Lease Tenant shall pay Landlord

$4,000 for the furniture that is currently located in the Premises.

The foregoing Basic Lease Information is hereby incorporated into and made a part of the Lease identified hereinabove. Each reference in the Lease to any of the information and definitions set forth in the Basic Lease Information shall mean and refer to the information and definitions hereinabove set forth and shall be used in conjunction with and limited by all references thereto in the provisions of the Lease. In the event of any conflict between any Basic Lease Information and the Lease, the Lease shall control.

**	Building measurements based on modified BOMA Standards; multi-tenant loss factor of 15%.

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made and entered into as of the      day of                 , 2006 by and between RFP Mainstreet 2101 Commercial, LLC, a Delware limited liability company (“Landlord”), whose address is One Financial Plaza, Suite 102, Fort Lauderdale, Florida, 33301 and OMNICOMM SYSTEMS, INC., a                              corporation (“Tenant”), whose address is 2101 West Commercial Boulevard, Suite 4000, Fort Lauderdale, Florida, 33309

W I T N E S S E T H:

1.1 DEFINED TERMS:

(1)	Leased Premises and Project: Suite No. 4000 (the “Leased Premises”) in the “Building” (as that term is hereafter defined). The Leased Premises is in a center now known as “The 2101 Building” located at 2101 West Commercial Boulevard, Fort Lauderdale, Florida, which is comprised of, but is not limited to, a 5-story office building (the “Building”) and Parking Facilities (as defined below), all of which collectively together with all ancillary improvements appurtenant thereto shall hereafter be called the “Project.”

(2)	Leased Premises Completion Date: In the event that this Lease calls for Landlord’s Work, (as per Exhibit “A-1”) this date shall be no more than five (5) days after the Landlord notifies Tenant that the work is complete (the “Leased Premises Completion Date”).

(3)	Business Hours: “Business Hours” of the Project shall mean Monday through Friday from 8:00 a.m. to 6:00 p.m., and Saturday from 8:00 A.M. to 12:00 P.M., except on New Years Day, Presidents’ Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving Day, Christmas Day, Martin Luther King’s Birthday and any other national legal holiday which may be established.

1.2 LEASED PREMISES: Subject to and upon the terms, pro-visions, covenants and conditions hereinafter set forth, and in consideration of their respective duties, covenants and obligations hereunder, Landlord does hereby lease, demise and let to Tenant and Tenant does hereby lease, demise and let from Landlord those certain premises (the “Leased Premises”) located in the Project, as further identified in paragraph 1.1(1) of this Lease and as reflected on the floor plan attached as Exhibit “A” and by this reference made a part of this Lease.

The rentable area (the “Rentable Area”) of the Leased Premises (which includes a portion of hallways, restrooms, shafts, ducts, electrical, janitorial and telephone closets, elevators, lobbies and other such “Common Areas” as hereinafter defined) is hereby mutually agreed to by the parties to be, for all purposes, as shown in the Basic Leasing Information of this Lease, whether the same should be more or less as a result of minor variations resulting from actual construction and, if applicable, completion of the Leased Premises by Landlord for occupancy so long as such work is done substantially in accordance with the approved plans. The Rentable Area of the Project is hereby stipulated and mutually agreed to by the parties to be, for all purposes, to be that shown in the Basic Leasing Information, subject to Paragraph 17 below. This Lease does not grant to Tenant or any other third party any right to light or air over or about the Leased Premises.

2. TERM:

2.1 The Term of this Lease shall be for the period shown under the Basic Leasing Information of this Lease, or until such term shall sooner cease and expire as hereinafter provided (the “Term”).

The Term of this Lease shall commence on a date (the “Commencement Date”) which shall be the first to occur of:

(i) the date upon which Tenant begins business operations in the Leased Premises; or

(ii) the day Tenant, or anyone claiming under or through Tenant, first occupies or uses the Leased Premises; or

(iii) the date of the issuance of a Certificate of Occupancy or similar approval by the applicable governmental authority permitting occupancy of the Leased Premises; or

(iv) the Leased Premises Completion Date stated in paragraph 1.1(2) of this Lease; or

(v) if no Landlord’s Work is required to be performed by Landlord pursuant to this Lease, five (5) days after this Lease is executed; or

(vi) in all events no later than one hundred fifty (150) days following Lease execution.

2.2 Upon the request of Landlord, Tenant shall join in the execution of an agreement stipulating the Commencement Date and the date upon which this Lease is scheduled to terminate.

2.3 If the occurrence of any condition set forth in subparagraph 2.1 above shall be delayed due to any act or omission of Tenant, the Leased Premises shall be deemed ready for occupancy, and the Commencement Date shall occur, on the date when said condition would have been met but for such delay. Landlord’s notice to Tenant of the meeting of any condition set forth in subparagraph 2.1 shall be definitive evidence of the same.

2.4 Taking possession of the Leased Premises by Tenant shall be conclusive evidence as against Tenant that the Leased Premises were in good and satisfactory condition when possession was so taken (subject only to punchlist items, if any).

3. COMPLETION OF LEASED PREMISES: Landlord agrees to perform work, if any (“Landlord’s Work”), in the Leased Premises in substantial accordance with the provisions of Exhibit “B-1” attached to and made a part of this Lease. If Landlord is to perform Landlord’s Work, Landlord shall attempt to complete Landlord’s Work by the Target Date (the “Target Date”) which is shown in the Basic Leasing Information of this Lease. Landlord’s obligation as to work to be performed for Tenant, if any, is solely as set forth in Exhibit “B-1”. Once Landlord has completed Landlord’s Work, except for reasonable punch list items, Landlord shall notify Tenant and Tenant will thereafter promptly begin the construction or installation of improvements and finishes which Tenant is to perform in the Leased Premises (“Tenant’s Work”) which shall be in substantial accordance with the provisions of Exhibit “B-2” attached to and made a part of this Lease. If Landlord is not obligated to perform any Landlord’s Work, Tenant will begin the construction or installation of Tenant’s Work immediately after this Lease is executed (subject to the pre-construction requirements set forth in this Lease).

In the event Tenant is to perform any Tenant’s work, within 15 days following the full execution of this Lease, but in all events prior to Tenant constructing or performing any portion of Tenant’s Work in the Leased Premises, Tenant shall:

(i) submit to Landlord for Landlord’s prior written approval (and shall obtain Landlord’s prior written approval) which Landlord shall exercise reasonably, detailed plans and specifications for all of Tenant’s Work prepared by an architect reasonably satisfactory to Landlord, generally conforming to the provisions of Exhibit “B-2”, along with samples for all of the Tenant finishes in the Leased Premises;

(ii) obtain Landlord’s approval of the general contractor which Tenant intends to use. In connection with that approval, Tenant shall provide Landlord with financial information and other information on the contractor and evidence that the contractor has reasonable insurance coverage, all of which must meet Landlord’s approval;

(iii) obtain all required permits;

(iv) provide Landlord with a certified copy of each insurance policy required pursuant to this Lease; and

(v) provide a complete list of all approved contractors (general and sub) who will be working within the Leased Premises.

Tenant agrees that all improvements or alterations made by it pursuant to this Lease will be performed in a good and workmanlike manner and that once Tenant begins construction of any improvements or alterations, it will diligently pursue such work to completion. In addition, after completion of construction, Tenant agrees to diligently pursue obtaining an occupational license and a Certificate of Occupancy, and all other permits, licenses and approvals as are necessary and required by all state and local governmental agencies or authorities.

If Tenant does not fully comply with the provisions of this Paragraph, it will be considered a default of this Lease, and Landlord will have the right, in addition to all other rights and remedies, at Landlord’s option, to re-enter the Leased Premises and complete Tenant’s Work or any other improvements or alterations to be made by Tenant, at Tenant’s sole cost and expense, which Tenant agrees to reimburse Landlord upon demand.

Within five (5) business days of the completion of Tenant’s Work and of any other improvements or alterations approved by Landlord and made by Tenant, Tenant shall notify Landlord stating that the Tenant’s Work, and if applicable, any other improvements or alterations are completed. Within ten (10) days of receipt of this notice from Tenant, Landlord shall have the option to inspect and approve Tenant’s Work, and if applicable, any other improvements or alterations to insure that they were performed in accordance with the plans and specifications approved by Landlord and to insure that no defects exist. If Landlord determines that any defects exist or that the Tenant’s Work, and if applicable, any other improvements or alterations were not performed in accordance with the plans and specifications, Landlord shall notify Tenant and Tenant shall thereafter within a reasonable time frame correct the defect(s), at Tenant’s sole cost and expense. If such correction is not timely made by Tenant, this Lease may, in Landlord’s sole discretion, and without limiting its other rights and remedies, be terminated and Tenant, upon request from Landlord, shall immediately remove all improvements and alterations, and shall return the Leased Premises to the condition they were in prior to Tenant’s occupation of the Leased Premises.

Except for that contemplated under Landlord’s Work, Tenant shall be responsible for all costs associated with Tenant’s Work, and if applicable, all other improvements or alterations to the Leased Premises, including, but not limited to, preparation of the Leased Premises, preparation of the plans and specifications, architectural, engineering, and construction costs and the costs of obtaining any and all governmental approvals, permits and licenses.

If the occurrence of any condition set forth in this section shall be delayed due to any act or omission of Tenant, the Leased Premises shall be deemed ready for occupancy, and the Commencement Date shall occur, on the date when said condition would have been met but for such delay in Landlord’s reasonable opinion. Landlord’s notice to Tenant of the meeting of any condition set forth in this section shall be definitive evidence of the same.

4. BASE RENT: Tenant agrees to pay to Landlord without notice an annual “Base Rent”. The Base Rent will be payable at the annual rate shown in the Basic Leasing Information of this Lease without any offset, defense or deduction whatsoever, in lawful (legal tender for public or private debts) money of the United States of America, at Landlord’s address or elsewhere as designated from time to time by Landlord’s written notice to Tenant. The Base Rent will be adjusted for increases as set forth within the Basic Leasing Information of this Lease.

Landlord, upon execution of this Lease by Landlord and Tenant, hereby acknowledges payment by Tenant of the “Initial Payment” as shown in the Basic Leasing Information of this Lease, representing payment of the monthly installment(s) of annual Base Rent and Additional Rent (as hereafter defined), together with the sales tax thereon. The total Base Rent is payable in monthly installments on the first day of each calendar month. If the

Term commences on any day of a month other than the first day, Tenant shall pay Landlord the full monthly Base Rent as provided for herein for such commencement month, and thereafter the sum which should have actually been paid for said first month shall be calculated on a pro rata basis (such proration to be based on the actual number of days in the commencement month), and the difference shall be credited as a reduction in the next month’s installment of annual Base Rent to be paid by Tenant hereunder on the first day of the next succeeding month. Base Rent for any partial month of occupancy at the end of the Term of this Lease will be prorated, such proration to be based on the actual number of days in the partial month.

In addition to Base Rent, Tenant shall and hereby agrees to pay to Landlord on the first day of each calendar month a sum equal to any sales tax, tax on rentals, and any other governmental charges, taxes and/or impositions now in existence or hereafter imposed based upon the privilege of renting the Leased Premises or upon the amount of Rent (as defined below) collected therefor, without any offset defense or deduction whatsoever, in lawful (legal tender for public or private debts) money of the United States of America, at Landlord’s address or elsewhere as designated from time to time by Landlord’s written notice to Tenant. In addition, Tenant agrees to be fully responsible for the payment of documentary stamps, if any, due pursuant to this Lease. Nothing herein shall, however, be taken to require Tenant to pay any part of any Federal and State Taxes on income imposed upon Landlord.

Tenant shall be required to pay Landlord interest on any Rent (as defined below) due that remains unpaid for five (5) days after its due date. Further, in the event (i) Tenant fails to pay Rent by the fifth (5th) day of the month in which such installment is due, or (ii) any other sums owed to Landlord pursuant to the terms of this Lease within five (5) days after accrual thereof or billing therefor, there will be added to such unpaid sum a late charge equal to ten percent (10%) of the installment or sum due, in order to defray the costs to Landlord for additional administrative expenses incurred as a result of such late payments. For all purposes of this Lease, the term “Rent” shall include all Base Rent, charges or impositions thereon, Additional Rent (as defined below), adjustments to Rent and any and all other payments due or which may become due from Tenant to Land-lord hereunder. Interest will be computed at the maximum legal rate and will be deemed to accrue from the fifth (5th) day after Rent is due and shall continue to accrue for as long as the sum remains unpaid. Provided, however, this provision shall not be construed as requiring Landlord to accept any late payment of Rent or as a waiver of any of Landlord’s rights or remedies by virtue of Tenant’s not making timely payment of Rent hereunder, and Land-lord’s acceptance of late Rent and such interest shall not be construed as constituting a waiver by Landlord of any rights or remedies available to it in the event that Rent is not timely paid by Tenant on any one or more future occasions, including declaring Tenant in default under this Lease and pursuing all remedies available to it arising from such default.

The Base Rent as specified in the Basic Leasing Information of this Lease will increase annually on each yearly anniversary of the Lease Term as stated therein.

Tenant by acceptance and execution of this Lease shall be deemed to have agreed to and received notice of the Annual Base Rent for each year of the Lease Term. Landlord shall not be required to provide notice of the new Base Rent; and Tenant must pay Landlord the current monthly payment of Base Rent, in accordance with the schedule set forth in the Basic Leasing Information.

5. ADDITIONAL RENT:

(A) In addition to the Base Rent, Tenant shall, during each year, or portion of a year, pay to Landlord as “Additional Rent” the “Tenant’s Proportionate Share” (as defined below) of the “Operating Expenses” (as defined below) and “Taxes” (as defined below) for the applicable year. As used herein, the term:

(i) “Tenant’s Proportionate Share” shall mean the percentage which the Rentable Area then leased by Tenant in the Project bears to the total Rentable Area contained in the Project which share is hereby agreed to be the percentage shown in the Basic Leasing Information of this Lease, subject to changes in the Rentable Area of the Project as described in paragraph 1.2 above.

(ii) “Operating Expenses” shall mean all expenses, costs and disbursements, of every kind and nature, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, maintenance and/or operation of the Project computed on the accrual basis, but shall not include Taxes (as defined below), the cost of mortgage financing, individual tenant improvements, or the replacement of capital investment items and new capital improvements unless such items and/or improvements result in the operating cost of the Project being decreased, in which latter event the cost of said capital investment item or new capital improvement shall be included by spreading it over the period necessary to recover the cost of such improvements from the savings accomplished by the decreased operating cost. By way of explanation and clarification, but not by way of limitation, Operating Expenses will include the following:

(a) Wages and salaries of all employees engaged in the operation and maintenance of the Project, employer’s social security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages and salaries, the cost of disability and hospitalization insurance, pension or retirement benefits, and any other fringe benefits for such employees.

(b) All costs, supplies and materials used or incurred in the operation, repair and maintenance of the Project.

(c) Cost of all utilities, including, but not limited to, water, sewer, electricity, gas and fuel oil used by or in the Project which are not billed directly to tenants.

(d) Cost of Project management, management fees, janitorial services, accounting and legal services, security services, trash and garbage removal, operating, servicing and maintenance of all systems and equipment including, but not limited to, elevators, plumbing, heating, air conditioning, ventilating, lighting, electrical, security and fire alarms, fire pumps, fire extinguishers and hose cabinets, mail chutes, guard service, painting, window cleaning, landscaping and gardening.

(e) Cost of casualty and liability insurance applicable to the Project and Landlord’s personal property used in connection therewith, except to the extent same is specifically paid by Tenant or other tenants in the Project.

Notwithstanding any other provision herein to the contrary, it is agreed that in the event the Project is less than ninety-five percent (95%) occupied during any partial year or any full calendar year for which Operating Expenses are to be calculated (including the Base Year), an adjustment shall be made in computing the Operating Expenses for such year to compensate for any vacancies in the Project for such year so that the Operating Expenses for such year shall assume a ninety-five percent (95%) occupancy for the Project for a full year and shall include, (1) those Operating Expenses actually incurred during such year and (2) sums needed to compensate for vacancies in the Project for such year.

(iii) “Taxes” shall mean all impositions, taxes, user fees, assessments (special or otherwise), and other govern-mental liens or charges of any and every kind, nature and sort whatsoever, ordinary and extraordinary, foreseen and unfore-seen, and substitutes therefor, including all taxes whatsoever (except only those taxes of the following categories: any social security tax or comparable tax due in respect to wages of employees and the cost of which is included in the computation of Operating Expenses, any inheritance, estate, succession, transfer or gift taxes imposed upon Landlord or any income taxes specifically payable by Landlord as a separate taxpaying entity without regard to Landlord’s income source arising from or out of the Project and/or the land on which it is located) attributable in any manner to the Project, the land on which the Project is located or the rents (however the term may be defined) receivable therefrom or any part thereof, or any use thereof, or any facility located therein or thereon or used in conjunction therewith or any charge or other payment made or required to be paid to any governmental authority, whether or not any of the foregoing shall be designated “real estate tax”, “sales tax” (except to the extent already paid by Tenant or other tenants in the Project), “rental tax”, “excise tax”, “business tax”, or designated in any other manner.

Landlord agrees to maintain accounting books and records reflecting the Operating Expenses of the Project in accordance with generally accepted accounting principles. Landlord shall notify Tenant within a reasonable time after the start of each calendar year during the Term of this Lease (or, for the first year, within a reasonable time after this Lease is executed, unless otherwise indicated) of the amount which Landlord estimates (as evidenced by budgets prepared by or on behalf of Landlord) will be the amount of Tenant’s Proportionate Share of Operating Expenses and Taxes for the then current calendar year. Tenant shall pay any sum attributable to prior months for the then current calendar year within fifteen (15) days after receipt of said notice and the prospective balance of such sums in advance to Landlord in equal monthly installments, over the balance of the current calendar year, on the first day of each said month commencing on the first day of the first month following Tenant’s receipt of such notification.

Within a reasonable time after the end of each calendar year during the Term, Landlord shall submit to Tenant a statement showing the actual amount which should have been paid by Tenant as Additional Rent pursuant to this Paragraph 5(A) for the past calendar year, the amount actually paid during that calendar year by Tenant and the amount of the resulting balance due thereon, or overpayment thereof, as the case may be. Within thirty (30) days after receipt by Tenant of this statement, Tenant shall have the right in person to inspect Landlord’s books and records, at Land-lord’s office, during normal business hours, after five (5) days prior written notice, showing the Operating Expenses and Taxes for the Project for the calendar year covered by said statement. This statement shall become final and conclusive between the parties, their successors and assigns as to the matters set forth therein unless Landlord receives written objections with respect thereto within this thirty (30) day period. Any balance shown to be due pursuant to said statement, whether or not objected to by Tenant, shall be paid by Tenant to Landlord within thirty (30) days following Tenant’s receipt thereof and any overpayment shall be immediately credited against Tenant’s prospective obligation to pay expected Additional Rent pursuant to this Paragraph 5(A) or, if by reason of any termination of this Lease no such future obligation exists, refunded to Tenant. Anything in this Lease to the contrary notwithstanding, Tenant shall not delay or withhold payment of any balance shown to be due pursuant to a statement rendered by Landlord to Tenant, pursuant to the terms hereof, because of any objection which Tenant may raise with respect to the statement and Landlord shall immediately credit any overpayment found to be owing to Tenant against Tenant’s prospective obligation to pay Additional Rent pursuant to this Paragraph 5(A) for the then current calendar year (and future calendar years, if necessary) upon the resolution of said objection or, if at the time of the resolution of said objection the Lease Term has expired, immediately refund to Tenant any overpayment found to be owing to Tenant.

(B) Additional Rent, due by reason of the provisions of subparagraph 5(A) and this subparagraph 5(B) for the final months of this Lease is due and payable even though it may not be calculated until subsequent to the termination date of the Lease; the Operating Expenses and Taxes for the calendar year during which the Lease commences and terminates shall be prorated according to that portion of the calendar year that this Lease was actually in effect. Tenant expressly agrees that Landlord, at Landlord’s sole discretion, may apply the Security Deposit specified in Paragraph 8 of this Lease in full or partial satisfaction of any Additional Rent due for the final months of this Lease by reason of the provisions of Paragraph 5(A) and this Paragraph 5(B). If the Security Deposit is greater than the amount of any such Additional Rent and there are no other sums or amounts owed Landlord by Tenant by reason of any other terms, provisions, covenants or conditions of this Lease, then Landlord shall refund the balance of the Security Deposit to Tenant as provided in Paragraph 8 of this Lease. Nothing herein contained shall be construed to relieve Tenant, or imply that Tenant is relieved, of the liability for, or the obligation to pay, any Additional Rent due for the final months of this Lease by reason of the provisions of subparagraph 5(A) and this subparagraph 5(B) nor shall Landlord be required to first apply the Security Deposit to such Additional Rent if there are any other sums or amounts owed Landlord by Tenant by reason of any other terms, provisions, covenants or conditions of this Lease. Additional Rent for any portion of a year during the final lease year, if applicable, shall be calculated as if Tenant were occupying the Leased Premises for the entire calendar year, but shall be due only in respect to those months included within the term of this Lease. Any Additional Rent for any partial month of occupancy at the end of the term of the Lease will be prorated, such proration to be based on the actual number of days in said partial month.

6. TRIPLE NET LEASE: It is the purpose and intent of Landlord and Tenant that the Rent herein reserved shall be absolutely net to Landlord so that this Lease shall, except as may be provided in this Lease to the contrary, yield net to Landlord the Base Annual Rent to be paid in each year during the term of this Lease, and that, except as set forth herein, all costs and expenses including, but not limited to, taxes, insurance, utilities, maintenance, repairs and obligations of every kind or nature whatsoever relating to the Leased Premises (the Project and the buildings and improvements thereon) which may arise or become due during the term of this Lease, shall be paid by Tenant and that Landlord shall be indemnified and saved harmless by Tenant from and against the same.

7. TIME OF PAYMENT: Tenant agrees that Tenant will promptly pay any and all Rent due hereunder, at the times and place stated above; that Tenant will promptly pay charges for work performed on order of Tenant, and any other charges that accrue under this Lease; and that, if any part of the Rent or above mentioned charges shall remain due and unpaid for five (5) days after the same shall become due and payable, Landlord shall have the option (in addition to all other rights and remedies available to it by law and in equity and under this Lease) of declaring the balance of the entire Base Rent for the entire Term of this Lease to be immediately due and payable, and Landlord may then proceed to collect all of the unpaid Base Rent called for by this Lease by distress or otherwise.

8. SECURITY DEPOSIT: Tenant, concurrently with the execution of this Lease, has deposited with Landlord the sum shown under the Basic Leasing Information of this Lease as the “Security Deposit” (the “Security Deposit”), the receipt of which is hereby acknowledged by Landlord, which sum shall be retained by Landlord as security for the payment by Tenant of the Rent and all other payments herein agreed to be paid by Tenant, and for the faithful performance by Tenant of the terms, provisions, covenants and conditions of this Lease. It is agreed that Landlord, at Landlord’s option, may at the time of any default by Tenant under any of the terms, provisions, covenants or conditions of this Lease apply this sum or any part thereof towards the payment of the Rent and all other sums payable by Tenant under this Lease, and towards the performance of each and every one of Tenant’s covenants under this Lease, but such covenants and Tenant’s liability under this Lease shall thereby be discharged only pro tanto and Tenant shall remain liable for any amounts that the sum shall be insufficient to pay and, in addition, shall be obligated to immediately deposit with Landlord the amount necessary to increase the Security Deposit to its original amount; that Landlord may exhaust any and all rights and remedies against Tenant before resorting to this sum, but nothing herein contained shall require or be deemed to require Landlord to do so; that, in the event the Security Deposit shall not be utilized for any such purposes, then the Security Deposit shall be returned by Landlord to Tenant within the later of thirty (30) days next after the expiration of the Term of this Lease; or (ii) the determination and payment of the amounts due elsewhere under this Lease, including the determination and payment of the Additional Rent due under Paragraph 5 within the time period provided in Paragraph 5. Landlord shall not be required to pay Tenant any interest on the Security Deposit. In this connection, it is expressly understood and agreed that Landlord shall not be obligated to segregate the Security Deposit from any other funds or to hold same in escrow during the term of this Lease, or to pay any interest to Tenant in respect of the Security Deposit. On the contrary, Landlord shall have the absolute right, at any and all times during the term of this Lease, to commingle the Security Deposit with any of Landlord’s other funds, to utilize the Security Deposit at any time and for any purpose, to retain all interest and/or other proceeds and/or avails earned or accrued in respect of the Security Deposit, and otherwise to treat, use and dispose of the Security Deposit as if, for all purposes, the same were the absolute property of Landlord (it being understood, however, that nothing in the foregoing shall be deemed to relieve Landlord of its obligation to return the Security Deposit (or such portion thereof as shall not have been used and applied in the event of any default by Tenant as described and in the manner set forth above) to Tenant at the expiration of the Lease Term.

9. ACCORD AND SATISFACTION: No payment by Tenant or receipt by Landlord of any lesser amount than the amount stipulated to be paid hereunder shall be deemed other than on account of the earliest stipulated rental or other sum payable by Tenant to Landlord hereunder; nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction, and Landlord may accept any check or payment without prejudice to Landlord’s rights to recover the balance due and/or to pursue any other remedy available to Landlord.

10. USE: Tenant will use and occupy the Leased Premises for the use or purpose, and for no other use or purpose whatsoever, as shown under the Basic Leasing Information of this Lease. In the event that Tenant uses the Leased Premises for any purpose not expressly permitted herein, said use shall be deemed a default by Tenant, and Landlord may, in addition to all other remedies available to it, terminate this Lease or restrain the improper use by injunction.

11. QUIET ENJOYMENT: Upon payment by Tenant of the Rent, and upon the observance and performance of all terms, provisions, covenants and conditions on Tenant’s part to be observed and performed pursuant to this Lease, Tenant shall, subject to all of the terms, provisions, covenants and conditions of this Lease, peaceably and quietly hold and enjoy the Leased Premises for the Term hereby demised. Notwithstanding any provisions contained in this Lease to the contrary, Tenant acknowledges that the Project shall be closed on Sundays and on the following holidays: New Year’s Day, Memorial Day, Thanksgiving Day, Christmas Day, and such other days as are locally observed in multi-tenant commercial office buildings in the market area in which the Project is located. Tenant shall nonetheless have access to the Leased Premises 24 hours a day, 365 days per year, except in the event of emergencies.

12. INSURANCE PREMIUMS: If Landlord’s insurance premiums exceed the standard premium rates because of the nature of Tenant’s use of the Leased Premises, then Tenant shall, upon receipt of appropriate invoices from Landlord, reimburse Landlord for such increase in premiums. It is understood and agreed between the parties to this Lease that any such increase in premiums shall be considered as Rent due and shall be included in any lien for Rent. Tenant shall comply with any and all requirements of Landlord’s insurer(s).

13. RULES AND REGULATIONS: Tenant agrees to comply with all rules and regulations Landlord may reasonably adopt from time to time for the operation of the Project, including but not limited to, parking facilities contemplated to be utilized in connection therewith (“Parking Facilities”) and the protection and welfare of the Project, including, but not limited to, the Parking Facilities, its tenants, visitors and occupants. The present rules and regulations, which Tenant hereby agrees to comply with, entitled “Rules and Regulations” are attached to this Lease as Exhibit “C” and are by this reference incorporated in to this Lease. Further, Tenant shall also observe and abide by the terms of the Parking Agreement annexed hereto and made a part hereof as Exhibit “D”. Any future rules and regulations shall become a part of this Lease, and Tenant hereby agrees to comply with the same upon delivery of a copy thereof to Tenant. Tenant specifically agrees that Tenant shall not:

(i) conduct, or permit or suffer to be conducted, any solicitation, demonstration, business, occupation, undertaking or activity outside of the building located upon the Lease Premises or the Project;

(ii) use or permit or suffer the use of any portion of the Leased Premises or of the Project for any unlawful, improper, objectionable (i.e., to Landlord or any of the other tenants in the Project), or immoral use or purpose or for itinerant vending or for any other activity of a type which is inconsistent with reasonable standards of office building practice (as determined by Landlord in the exercise of Landlord’s reasonable judgment); and

(iii) burn trash or, except for the use of so-called “Dempster Dumpsters”, trash compactors or similar apparatus located in a screened or enclosed area, store any trash or garbage in any area other than inside the Leased Premises (and Tenant shall attend to the timely disposal of trash in the manner provided in this Lease).

14. GOVERNMENTAL REQUIREMENTS: Tenant shall faithfully observe in the use of the Leased Premises all municipal and county ordinances and codes and state and federal statutes now in force or which may hereafter be in force. In this regard, Tenant shall diligently pursue the procurement of all licenses, permits and approvals necessary for the permitted use of the Leased Premises as provided herein, and shall furnish to Landlord upon execution of this Lease or within five (5) days from Tenant’s receipt thereof, copies of the same, including, but not limited to, city and county occupational licenses and all other licenses, permits or the like as may be necessary or required to operate Tenant’s business in the Leased Premises. Tenant shall thereafter maintain all such licenses, permits and approvals necessary for the permitted use of the Leased Premises, and shall furnish to Landlord on an annual basis, copies thereof. Tenant agrees to comply with any requirement that the Leased Premises be vacated during any smoke test or other governmental inspection of the Project and to hold the applicable governmental authorities and Landlord harmless for any loss or damage incurred by Tenant in connection therewith.

Tenant shall comply with any certificate of occupancy relating to the Leased Premises and with all other laws, statutes, ordinances, orders, rules, regulations and requirements of all federal, state, county and municipal governments and the appropriate agencies, officers, departments, boards and commissions thereof and the board of fire underwriters and/or the fire insurance rating organization or similar organization in force applicable to the Project or any part thereof and/or to the Leased Premises, including, without limiting the generality of the foregoing, the Americans With Disabilities Act (and in this connection, Tenant shall be obligated to make any and all alterations and/or modifications within and/or about the Leased Premises as shall, at any time, be required pursuant to the provisions thereof and/or of the regulations promulgated thereunder), and all federal, state, municipal and/or administrative laws, statutes, ordinances, orders, rules, regulations and requirements governing and/or relating to the monitoring, usage, handling, storage and/or disposal of hazardous wastes and/or materials. If Tenant shall at any time receive any notice from any governmental body or governmental office that pertains to the Leased Premises or the Project (including those relating to taxes or zoning), or if Tenant shall at any time receive a notice of litigation or threatened litigation affecting the Leased Premises or Project, Tenant shall promptly send a copy of the same to Landlord. If required by any applicable governmental authority, Tenant will execute a separate instrument confirming the foregoing.

15. SERVICES AND UTILITIES: Landlord will furnish only the following services to Tenant:

(A) Cleaning services, deemed by Landlord to be normal and usual in a first class office building, on Monday through Friday (but not on New Years Day, Presidents’ Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving Day, Christmas Day, Martin Luther King’s Birthday and any other national legal holiday which may be established), except that shampooing and replacement of carpet as required by Tenant shall be at Tenant’s expense.

(B) Automatically operated elevator service during Business Hours (i.e., standard passenger and freight elevator services) with at least one passenger elevator during non-business hours; public stairs; electrical current for lighting, incidentals, and normal office use for general use of the Project’s tenants; and water at those points of supply provided for general use of the Project’s tenants at all times and on all days throughout the year. Tenant shall nonetheless have access to the Leased Premises at all times and heating, ventilation and air conditioning services shall be available to Tenant twenty-four (24) hours per day, three hundred sixty five (365) days per year.

Such services shall be provided as long as Tenant is not in default under any of the terms, provisions, covenants and conditions of this Lease, subject to interruption caused by repairs, renewals, improvements, changes of service, alterations, strikes, lockouts, labor controversies, inability to obtain fuel or power, accidents, breakdowns, catastrophes, national or local emergencies, actions or requirements by any governmental agency or official, acts of God and conditions and causes beyond the control of Landlord, and upon such happening, no claim for damages or abatement of Rent for failure to furnish any such services shall be made by Tenant or allowed by Landlord nor shall any such happening be construed as a constructive eviction of Tenant. All other responsibility for maintenance of the Leased Premises, unless specifically assigned to Landlord, shall be the responsibility of Tenant.

Tenant agrees to pay for all costs and expenses for electricity, heat, cooling, telephone, gas, if any, and any and all other utilities furnished to or connected with the Leased Premises during the Tenant’s construction of Tenant’s Work or installation of other improvements and during the Lease Term, promptly as each payment becomes due including, but not limited to, all initial changes, costs and fees.

No electric current shall be used except that furnished or approved by Landlord, nor shall electric cable or wire be brought into the Leased Premises, except upon the written consent and approval of Landlord. Tenant shall use only office machines, fixtures, and equipment that operate on the Project’s standard electric circuits, but which in no event shall overload the Project’s standard electric circuits from which Tenant obtains electric current. Any required installation of special circuits or equipment to service Tenant’s unusual electrical needs shall be at Tenant’s expense and only if prior approval therefor is given in writing by Landlord. Should Tenant require HVAC at any time other than the Building Hours, the same may be provided at an additional cost to Tenant in accordance with Landlord’s charges for the same then in effect and subject to change during the Lease Term.

Further, Landlord reserves the right to require the Tenant to install and maintain, at the Tenant’s sole cost and expense, a water meter or sub-meter. If the Leased Premises is separately metered for electricity, then Tenant shall arrange for electric service and establish an account for electric service with the local power/electrical company servicing the Project. If no such separate meter is in place, Tenant shall pay for its electrical usage as a part of Tenant’s payment toward Operating Expenses. If the Landlord requires, the Tenant agrees to make payments for its water and sewer service directly to Landlord as a reimbursement for expenses Landlord has incurred on Tenant’s behalf, directly to the company providing the service, or as part of Tenant’s payment toward Operating Expenses. If Landlord requires Tenant to install a water meter or sub-meter, Landlord will not charge Tenant for Tenant’s pro-rata share of the cost for water consumption from any similar tenant meters. However, Tenant will still be responsible for the pro-rata share of the cost of water consumed in connection with the Common Areas (as defined below).

16. LEASEHOLD WORK: It is understood and agreed between the parties to this Lease that any charges against Tenant by Landlord for services or for work done on the Leased Premises by order of Tenant, or otherwise accruing under this Lease, shall be considered as Rent due and shall be included in any lien for Rent.

17. REPAIR OF LEASED PREMISES/ALTERATION TO PROJECT: Tenant will, at Tenant’s sole cost and expense, keep the Leased Premises in good repair and tenantable condition during the Lease Term and, in furtherance thereof, will make such repairs and replacements (under the direction and to the satisfaction of Landlord) at its own expense to the Leased Premises in order to keep the Leased Premises clean, neat, safe, sanitary, in good order, repair and condition (including all painting and decorating necessary to maintain at all times a clean and sightly appearance) and free of vermin, including all equipment, facilities, fixtures, glass (excluding the curtain wall and exterior windows), doors, windows, furniture, furnishings, moldings and trim therein. Tenant shall have no obligation to make repairs to the HVAC system or other system serving the entire Project except as to (i) HVAC or other equipment which serves the Leased Premises (ii) Tenant’s obligation for its pro-rata share of the cost thereof as part of Tenant’s obligations for Additional Rent under Paragraph 5 of the Lease and (iii) as to any repair necessitated by or resulting from any action on the part of Tenant. In making repairs, Tenant shall use materials equal in kind and quality to the original work. Tenant shall repaint and refurbish the Leased Premises at reasonable periodic intervals to assure that the Leased Premises is kept in a first class and attractive condition throughout the term of this Lease. Tenant shall not suffer or permit any strip, waste or neglect of the Leased Premises, equipment, facilities and fixtures to be committed.

Tenant will make no alterations, additions or improvements in or to the Leased Premises without the prior written consent of Landlord, which consent shall, among other considerations, be predicated upon Landlord’s approval of plans and Tenant’s use of contractors who are acceptable to Landlord and who provide a full payment, completion and performance bond. All additions, fixtures, carpet or improvements, except only office furniture and fixtures which shall be readily removable without injury to the Leased Premises, shall be and remain a part of the Leased Premises at the expiration of this Lease. Tenant’s obligation hereunder constitutes a recognition of the necessity to maintain a uniformity of materials and systems throughout the Project and to ensure harmonious labor relations.

In the event that Landlord shall determine, at any time during the term of this Lease, in Landlord’s reasonable judgment, that Tenant has failed, refused or neglected to perform any of the above-described duties or obligations, and in the event that such failure, refusal or neglect shall not be cured by Tenant within thirty (30) days following written notice to Tenant thereof, then, in such event, Landlord (and/or its designee[s], successor[s], grantee[s] or assign[s]) shall have and is hereby granted the right (but not the obligation), through its (their) agents and employees, to enter upon the Leased Premises and to cause the required repairs, maintenance and/or replacements to be performed for and on behalf of Tenant and to recover from Tenant all costs and expenses (including reasonable attorney’s fees) incurred by Landlord (or by its designee[s], successor[s], grantee[s] or assign[s]) in connection therewith, plus reasonable overhead costs, together with interest computed from the date on which such costs shall have been incurred, until the date of payment thereof in full, at the highest rate permitted by applicable law. Anything in the foregoing to the contrary notwithstanding, it is understood and agreed that in the event of any emergency situation (including, without limiting the generality of the foregoing, any situation which might reasonably be expected to pose any potential danger, hazard or risk of violation of any applicable law, ordinance, rule or regulation, which if not immediately remedied, might subject Landlord and/or the Leased Premises or Project to any fine, penalty or other similar governmental action or to any adverse publicity, then, in such event, Landlord shall be entitled (but not obligated) immediately, and without need of any prior notice to Tenant, to exercise the rights of entry, repair, etc., granted to Landlord in this Paragraph 17.

It is further agreed that this Lease is made by Landlord and accepted by Tenant with the distinct understanding and agreement that Landlord shall have the right and privilege to make any additions to the Project of which the Leased Premises are a part, and make such alterations and repairs to the Project as it may deem wise and advisable without any liability to Tenant. In the event Landlord alters the Project, the Rentable Area of the Project, as stated in Paragraph 1 above, shall take such alteration into account.

18. INDEMNIFICATION AGAINST LIENS: Tenant agrees that Tenant will pay all liens of contractors, subcontractors, mechanics, laborers, materialmen, and other items of like character, and will indemnify Landlord against all expenses, costs and charges, including bond premiums for release of liens and attorneys fees and costs reasonably incurred in and about the defense of any suit in discharging the Leased Premises or any part thereof from any liens, judgments, or encumbrances caused or suffered by Tenant. In the event any such lien shall be made or filed, Tenant shall bond against or discharge the same within ten (10) days after the same has been made or filed. It is understood and agreed between the parties to this Lease that the expenses, costs and charges above referred to shall be considered as Rent due and shall be included in any lien for Rent.

Tenant shall not have any authority to create any liens for labor or material on Landlord’s interest in the Leased Premises and all persons contracting with Tenant for the destruction or removal of any facilities or other improvements or for the erection, installation, alteration, or repair of any facilities or other improvements on or about the Leased Premises, and all materialmen, contractors, mechanics, and laborers are hereby charged with notice (which notice Tenant shall deliver in writing to each such party prior to the commencement of any service by said party) that they must look only to Tenant and to Tenant’s interests in the Leased Premises to secure the payment of any bill for work done or material furnished at the request or instruction of Tenant. The provisions of this paragraph may be set forth in any Memorandum of this Lease which is recorded with Landlord’s consent pursuant to Paragraph 52 hereof or other instrument recorded by Landlord.

19. PARKING: See EXHIBIT “D”, PARKING AGREEMENT ANNEXED HERETO AND MADE A PART HEREOF.

20. ESTOPPEL STATEMENT: Tenant agrees that from time to time, upon not less than ten (10) days prior request by Landlord, Tenant will deliver to Landlord a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the Lease as modified is in full force and effect and stating the modifications); (b) the dates to which the Rent and other charges have been paid; (c) that Landlord is not in default under any provisions of this Lease, or, if in default, the nature thereof in detail; (d) whether or not Tenant is in occupancy of the Leased Premises, and (e) such other information pertaining to this Lease and Tenant as Landlord may reasonably request. Failure by Tenant to so reply within said ten (10) days shall be deemed confirmation by Tenant that all parties are in good standing under the Lease.

21. SUBORDINATION OF LEASE: If the Leased Premises are at any time subject to a mortgage or ground lease, and Tenant has received written notice from the holder thereof (“Landlord’s Mortgagee”) of same, then after being requested to do so by Landlord, in any instance in which Tenant gives notice to Landlord alleging default by Landlord hereunder, Tenant will also simultaneously give a copy of such notice to each Landlord’s Mortgagee and each Landlord’s Mortgagee shall have the right (but not the obligation) to cure or remedy such default during the period that is permitted to Landlord hereunder, plus an additional period of thirty (30) days (unless such cure or remedy cannot be completed within thirty [30] days, then Landlord’s Mortgagee shall have such additional time as needed to cure or remedy such default), and Tenant will accept such curative or remedial action (if any) taken by Landlord’s Mortgagee with the same effect as if such action had been taken by Landlord.

This Lease shall be subject and subordinate to any mortgage or ground lease now or hereafter encumbering or affecting all or any part of the Project. This provision shall be self-operative without the execution of any further instruments. Notwithstanding the foregoing, however, Tenant hereby agrees to execute any instrument(s) which Landlord may deem desirable to evidence the subordination of this Lease to any and all such mortgages.

22. ATTORNMENT: If the interests of Landlord under this Lease shall be transferred voluntarily or by reason of foreclosure or other proceedings for enforcement of any mortgage on the Leased Premises, Tenant shall, at the election of such transferee, be bound to such transferee (herein sometimes called the “Purchaser”) for the balance of the term hereof remaining, and any extensions or renewals thereof which may be effected in accordance with the terms and provisions hereof, with the same force and effect as if the Purchaser were Landlord under this Lease, and Tenant does hereby agree to attorn to the Purchaser, including the mortgagee under any such mortgage if it be the Purchaser, as its landlord, said attornment to be effective and self-operative without the execution of any further instruments, upon the Purchaser succeeding to the interest of Landlord under this Lease.

Notwithstanding the foregoing, however, Tenant hereby agrees to execute any instrument(s) which Landlord may deem desirable to evidence said attornment by Tenant. The respective rights and obligations of Tenant and the Purchaser upon such attornment, to the extent of the then remaining balance of the Term of this Lease and any such extensions and renewals, shall be and are the same as those set forth herein. In the event of such transfer of Landlord’s interests, Landlord shall be released and relieved from all liability and responsibility thereafter accruing to Tenant under this Lease or otherwise and Landlord’s successor by acceptance of Rent from Tenant hereunder shall become liable and responsible to Tenant in respect to all obligations of Landlord under this Lease accruing from and after the date of such transfer.

23. ASSIGNMENT OR SUBLETTING: Without the written consent of Landlord first obtained in each case, Tenant shall not assign, transfer, mortgage, pledge, or otherwise encumber or dispose of this Lease or sublet the Leased Premises or any part of the Leased Premises or permit the Leased Premises to be occupied by other persons. Landlord’s exercise of its consent shall not be unreasonably withheld subject to such conditions for consent as provided herein. In furtherance thereof, in the case of a subletting, Landlord’s consent may be predicated, among other things, upon Landlord becoming entitled to collect and retain all Rent and any other economic consideration payable under the sublease, and in the case of an assignment, Landlord’s consent may be predicated, among other things, upon Landlord’s becoming entitled to collect and retain any economic consideration for said assignment paid or payable by the prospective assignee to Tenant. If this Lease be assigned, or if the Leased Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect or accept Rent from the assignee, subtenant, or occupant and apply the net amount collected or accepted to the Rent herein reserved, but no such collection or acceptance shall be deemed a waiver of this covenant or the acceptance of the assignee, subtenant, or occupant as Tenant, nor shall it be construed as, or implied to be, a release of Tenant or any guarantor of the Lease from the further observance and performance by Tenant of the terms, provisions, covenants and conditions contained in this Lease. Notwithstanding anything contained herein to the contrary in the event of any assignment of Lease or subletting of this Lease to which Landlord consents, Landlord and Tenant shall divide equally any net profit derived therefrom.

Landlord shall have a right of first refusal with regard to any proposed sublease or assignment on the same terms and conditions as contained in such proposed sublease or agreement to assign, which right of first refusal shall be exercisable by Landlord giving notice of its intention to do so within thirty (30) business days after receipt of any proposed sublease or assignment.

The consent by Landlord to any assignment or subletting hereunder shall not be construed as releasing Tenant from any liability hereunder or as constituting the consent by Landlord to any subsequent assignment or subletting, which subsequent assignment or subletting shall require the prior written approval of Landlord as provided herein in each instance. Any assignment, subletting, hypothecation, pledging or other disposition of Tenant’s interest hereunder, in violation of the terms hereof shall be deemed null and void, and shall constitute an act of default hereunder.

If Tenant is not an individual, any direct or indirect change in the ownership (legal or equitable) of a controlling and/or a majority interest of Tenant, whether such change in ownership occurs at one time or as a result of sequential incremental changes, and whether said change is by sale, assignment, hypothecation, bequest, inheritance, operation of law, merger or consolidation, or otherwise, shall be deemed an assignment of this Lease subject to the required consent of Landlord, the failure of which shall be deemed a default hereunder.

24. SUCCESSORS AND ASSIGNS: All terms, provisions, covenants and conditions to be observed and performed by Tenant shall be applicable to and binding upon Tenant’s respective heirs, administrators, executors, successors and assigns, subject, however, to the restrictions as to assignment or subletting by Tenant as provided herein. All expressed covenants of this Lease shall be deemed to be covenants running with the land.

25. HOLD HARMLESS OF LANDLORD: In consideration of the Leased Premises being leased to Tenant for the above Rent, Tenant agrees that Tenant, at all times, will indemnify and hold harmless Landlord from all losses, damages, liabilities and expenses, which may be incurred by Landlord or which may arise or be claimed against Landlord by Tenant or any persons, firms, corporations or any other entities, for any injuries or damages to the person or property of Landlord, Tenant, any persons, firms, corporations or any other entities, consequent upon or arising from the use and/or occupancy of the Leased Premises by Tenant, or consequent upon or arising from any acts, omissions, neglect or fault of Tenant, its agents, servants, employees, licensees, visitors, customers, patrons or invitees, or consequent upon or arising from Tenant’s failure to comply with any laws, statutes, ordinances, codes or regulations as herein provided; that Landlord shall not be liable to Tenant for any damages, losses or injuries to the persons or property of Tenant, its invitees, licensees or patrons, which may be caused by the acts, neglect, omissions or faults of Tenant, any persons, firms, corporations, or other entities, except when such injury, loss or damage results solely from direct gross negligence or willful misconduct of Landlord, its agents or employees. Notwithstanding the above sentence, all personal property placed or moved into the Leased Premises or the Project shall be at the risk of Tenant or the owner thereof, and Landlord shall not be liable to Tenant for any damage to said personal property.

In case Landlord shall be made a party to any litigation commenced against, by or through Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorneys fees incurred or paid by Landlord in connection with such litigation and any appeal thereof.

Notwithstanding any provision to the contrary contained in this Lease, Tenant shall look solely to the equity of Landlord in the Leased Premises (or if this Lease shall become subordinate to any ground or underlying leasehold interest of Landlord under such ground or underlying lease[s]) in the event of a breach or default by Landlord pursuant to the terms and provisions of this Lease, Tenant agrees that the liability of Landlord under this Lease shall not exceed the value of such equity (or leasehold interest) of Landlord in the Leased Premises. No other properties or assets of Landlord shall be subject to levy, execution or other enforcement proceedings for the satisfaction of any judgment (or other judicial process) arising out of, or in connection with, this Lease and if Tenant shall acquire a lien or the like on any such properties or assets by judgment or otherwise, Tenant shall promptly release such lien on such properties and assets by executing, acknowledging and delivering to Landlord an instrument to that effect prepared by Landlord’s attorney.

26. TENANT’S INSURANCE REQUIREMENTS: Tenant shall maintain the following insurance:

A. liability insurance policy or policies in an amount or amounts sufficient, in Landlord’s opinion, to indemnify Landlord or pay Landlord’s damages, if any, resulting from any matter set forth in this Lease. Such insurance shall be written on a comprehensive basis with inclusive limits of not less than Two Million Dollars $2,000,000 for each occurrence for bodily injury and property damage or such higher limits as Landlord, acting reasonably, may require from time to time. The limit of said insurance shall not, however, limit the liability of Tenant hereunder. Landlord shall be named on all liability policies maintained by Tenant. All such policies shall name Landlord and Landlord’s mortgagee, if any, as additional insureds, as their interests may appear.

B. any other insurance required for compliance with any and all applicable statutes, laws, ordinances, codes, rules and regulations of any and all governmental and/or quasi-governmental agencies and bodies.

C. any other insurance which may be reasonably required by Landlord or its mortgagee(s) or ground or underlying lessor(s).

D. prior to the delivery of possession of the Leased Premises to Tenant, Tenant shall deliver to Landlord and any additional named insured(s), certificates from the company(ies) issuing such insurance as to the coverages afforded and the existence, in force, of such fully paid for policies.

E. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof and Tenant shall deliver to Landlord and any additional named insured(s), certificates as to such renewal policy(ies) at least thirty (30) days before the expiration of any existing policy(ies). Tenant’s insurance shall at all times be primary with respect to any insurance carried by Landlord and its agents and any such coverage of Landlord and its agents shall be deemed to be excess insurance. Each such policy shall be written with a company acceptable to Landlord and authorized to engage in business of general liability insurance and/or fire and extended coverage and/or other insurance, as the case may be, in the State of Florida. It is understood that Landlord shall not be obligated to approve any company with a rating less than “A” in the then current edition of Best’s Key Rating Guide. All such policies shall name insured(s) designated by Landlord under such policies as their respective interests may appear and shall contain provisions to the effect that such policies shall not be cancelled without at least thirty (30) days prior written notice from the insurance company to Landlord, sent via certified mail, return receipt requested. Each policy shall also specify that Tenant shall be solely responsible for payment of premiums and that Landlord shall not be required to pay any premiums for such insurance. All insurance policies herein required to be procured by Tenant shall contain an express waiver of any right of subrogation by the insurance company against Landlord and Landlord’s mortgagee(s), if any. Each policy shall also specify any exclusions from coverage and such exclusions shall be subject to Landlord’s approval.

27. ATTORNEYS’ FEES AND COSTS: If Tenant defaults in the performance of any of the terms, provisions, covenants and conditions of this Lease and by reason thereof Landlord employs the services of an attorney to enforce performance of the covenants, or to perform any service based upon such defaults, then in the event Landlord prevails, Landlord shall be entitled to receive from Tenant reasonable attorneys’ fees and all expenses and costs incurred by Landlord pertaining thereto (including costs and fees relating to any appeal and any other costs of collection), and in enforcement of any remedy.

28. LANDLORD-TENANT RELATIONSHIP ONLY: The parties understand and agree that the relationship between them is that of landlord and tenant, and the Tenant specifically acknowledges that all statutory proceedings in the State of Florida regulating the relationship of landlord and tenant respecting collection of rent or possession of the Leased Premises or Project, accrue to the Landlord hereunder, but subject to the terms of this Lease.

29. DAMAGE OR DESTRUCTION: In the event the Leased Premises shall be destroyed or so damaged or injured by fire or other casualty during the Term of this Lease, whereby the same shall be rendered untenantable, then Landlord shall have the right, but not the obligation, to render such Leased Premises tenantable by repairs within one hundred eighty (180) days therefrom. If the Leased Premises are not rendered tenantable within said time, it shall be optional with either party to this Lease to cancel this Lease, and in the event of such cancellation the Rent shall be paid only to the date of such cancellation. The cancellation herein mentioned shall be evidenced in writing. During any time that the Leased Premises are untenantable due to causes set forth in this paragraph, the Rent or a just and fair proportion thereof shall be abated. Notwithstanding the foregoing, if the cause of such damage, destruction or injury to the Leased Premises originates from the Leased Premises or occurs by reason of any act, omission or negligence of Tenant or any employee, agent, licensee, patron or invitee of Tenant, (“Tenant Damage”) Tenant shall not have the right to cancel this Lease and no abatement of Rent shall occur. As to such Tenant Damage, Landlord shall have the right, but not the obligation, to render the Leased Premises tenantable. If Landlord elects to repair said Tenant Damage and render the Leased Premises tenantable, all insurance proceeds available shall be paid to Landlord and the balance of the cost of such repairs shall be paid by Tenant when due as Additional Rent. If Landlord elects not to repair such Tenant Damage, Tenant shall make such repairs pursuant to Paragraph 17 and shall be entitled to any insurance proceeds received in respect to the cost thereof.

30. EMINENT DOMAIN: If any part of the Leased Premises or the Project (including, but not limited to, the Parking Facilities), shall be taken by eminent domain or condemnation, which taking interferes with the maintenance, operation or use of the Leased Premises or Project (including, but not limited to, the Parking Facilities), Landlord may elect to terminate this Lease or to continue the Lease in effect. If Landlord elects to continue the Lease, and if the taking reduces the area of the Leased Premises, the Rent shall be reduced in proportion to the area of the Leased Premises so taken and Landlord shall repair any damage to the Leased Premises or the Project interfering with Tenant’s use of the Leased Premises and resulting from such taking. If any part of the Leased Premises is taken by condemnation or eminent domain which renders the Leased Premises unsuitable for its intended use, Tenant may elect to terminate this Lease. If any part of the Leased Premises is so taken which does not render the Leased Premises unsuitable for its intended use, and Landlord does not otherwise elect to terminate this Lease, this Lease shall continue in effect and the Rent shall be reduced in proportion to the area of the Leased Premises so taken and Landlord shall repair any damage to the remaining Leased Premises resulting from such taking as soon as is practicable. If all of the Leased Premises is taken by condemnation or eminent domain, this Lease shall terminate on the date of taking. All sums awarded (or agreed upon between Landlord and the condemning authority) for the taking of the interest of Landlord and/or Tenant, whether as damages or as compensation, and whether for partial or total condemnation, will be the property of Landlord. If this Lease should be terminated under any provisions of this paragraph, Rent (including all Additional Rent) shall be payable up to the date that possession is taken by the taking authority, and Landlord will refund to Tenant any prepaid unaccrued Rent pertaining to any subsequent period, less any sum or amount then owing by Tenant to Landlord.

31. ABANDONMENT: If, during the Term of this Lease, Tenant shall for a period of fifteen (15) days or more, abandon, vacate or remove from the Leased Premises the major portion of the goods, wares, equipment or furnishings usually kept on the Leased Premises, or shall cease doing business in the Leased Premises, or shall suffer any Rent hereunder to be in arrears, Landlord may, at its option, cancel this Lease and/or enter upon the Leased Premises in the manner stated in Paragraph 33.

32. DEFAULT: Each of the following shall be deemed to be an event of default by Tenant and a breach by Tenant hereunder:

(a) the filing by or against Tenant or any assignee or guarantor of this Lease in any court pursuant to any statute either of the United States or of any state, of a petition in bankruptcy or insolvency or a petition for reorganization or for the appointment of a receiver or trustee of all or a portion of the property of Tenant or such assignee or guarantor or the making by Tenant or such assignee or guarantor of an assignment for the benefit of creditors, or the petitioning for or entering into an arrangement pursuant to any statute either of the United States or of any state by Tenant or such assignee or guarantor or the taking of this Lease under any post-judgment writ of execution or attachment, or the issuance of any post-judgment, execution or attachment against Tenant or such assignee or guarantor or any of their property, or the dissolution or liquidation or commencement of any action or proceeding for the dissolution or liquidation of Tenant or such assignee or guarantor, provided, however, that Tenant shall not be deemed to be in default hereunder by reason of the filing of any petition for reorganization under Chapter 11 of the Bankruptcy Act if, and for so long as (x) Tenant shall pay to Landlord, as, when, and in the amount(s) due and payable pursuant to the terms of this Lease, all Rent and Additional Rent which shall accrue and become due and payable prior to the filing of such petition and all Rent which shall accrue and become due and payable subsequent to the filing of such petition, and (y) Tenant shall operate its business in the Premises in the same manner as it had been operated prior to the filing of such reorganization petition, and (z) Tenant shall, in all other respects, pay all other sums and perform all other duties and obligations on its part to be paid and performed under this Lease; or

(b) the passing of this Lease to or the devolution of this Lease upon any person, firm or entity other than Tenant or a permitted assignee or subtenant, whether by operation of law or otherwise; or

(c) the Leased Premises being abandoned within the meaning of Section 83.05 of the Florida Statutes; or

(d) the Leased Premises becoming vacant or deserted at any time prior to the first anniversary of the Commencement Date and remaining so for ten (10) or more consecutive days; or

(e) the Leased Premises becoming vacant or deserted at any time subsequent to the first anniversary of the Commencement Date and remaining so for thirty (30) or more days; or

(f) default by Tenant in the payment of all Rent or any part thereof as and when same is due, or in the making of any other payment herein provided for and the continuation of such default for a period of five (5) days after Landlord shall have given Tenant a written notice specifying the default in question, provided however that if Tenant shall fail, refuse or neglect, for any reason, to pay any portion of any Rent or other sum due hereunder on more than two (2) occasions in any period of twelve (12) consecutive months during the term of this Lease, then, notwithstanding that such prior defaults shall have been cured within the period after notice provided in this SubParagraph 32 (f), any further similar default during such twelve (12) month period shall be deemed to be deliberate and shall constitute a material event of default hereunder with respect to which no notice or grace period shall be granted or available to Tenant; or

(g) default by Tenant in the performance of any other duty, obligation, covenant, or agreement on Tenant’s part to be performed under this Lease and the continuation of such default for thirty (30) days after Landlord shall have given to Tenant a written notice specifying the nature of such default, provided however that if said default shall be of such a nature that it cannot reasonably be cured or remedied within said thirty (30) day period, the same shall not be deemed an event of default if Tenant shall have commenced, in good faith, the curing or remedying of such default within such thirty (30) day period and shall thereafter continuously and diligently proceed therewith to completion.

33. REMEDIES OF LANDLORD: Tenant shall pay to Landlord, on demand, such expenses as Landlord may incur (regardless of whether or not suit is filed), including, without limitation, court costs and attorney’s fees and disbursements, in enforcing the performance of any obligation of Tenant under this Lease. During the continuation of any event of default beyond the expiration of any applicable grace period, in addition to any other rights Landlord may have at law or in equity for Tenant’s default, Landlord shall have the right, at its option, to serve upon Tenant a notice that this Lease will terminate on a date to be specified in such notice, which date shall not be less than three (3) days after such notice, and upon the date so specified, this Lease shall terminate but Tenant shall remain liable and as hereinafter set forth provided however that if Tenant shall commit the same type of default more than two (2) times in any period of twelve (12) consecutive months, then, notwithstanding that such defaults shall have been cured within the period after notice provided in Paragraph 32 above, any further similar default shall be deemed to be deliberate and if any further similar default shall occur, Landlord, without affording Tenant an opportunity to cure such further default, may thereafter serve upon Tenant a notice that this Lease will terminate on a date to be specified in such notice, which date shall be not less than three (3) days after such notice, and upon the date so specified, this Lease shall, at Landlord’s option, terminate but Tenant shall remain liable as hereinafter provided. Nothing in this paragraph shall be deemed to require Landlord to give the notices herein provided for prior to the commencement of a summary proceeding for nonpayment of rent or any other sum payable by Tenant to Landlord pursuant to the terms hereof or prior to the commencement of a plenary action for the recovery of rent or any other sum payable by Tenant to Landlord pursuant to the terms hereof on account of any default in the payment of any such Rent or additional sum, it being intended that such notices are for the sole purpose of creating a conditional limitation hereunder pursuant to which this Lease shall be terminated and Tenant shall become a holdover tenant. If this Lease shall be terminated as provided above in this paragraph or if this Lease shall be terminated by summary proceedings or otherwise or if the Leased Premises shall become vacant or deserted or abandoned during the Term and shall remain so beyond the time periods noted in SubParagraph 32(d) or 32(e), as applicable, or if Tenant shall default in the payment of any sum or in the performance of any duty, obligation, covenant or agreement on Tenant’s part to be performed pursuant to the terms of this Lease, (a) Landlord or its agents, servants or representatives may, immediately or at any time thereafter, re-enter and resume possession of the Leased Premises and remove all persons and property therefrom, either by summary dispossess proceedings or by a suitable action or proceeding at law, without being liable for any damages therefor, and no such re-entry shall be deemed an acceptance or surrender of this Lease, and (b) Landlord may, in its own name but as agent for Tenant if this Lease is not terminated, or in Landlord’s own behalf if this Lease is terminated, re-let the whole or any portion of the Leased Premises for any period equal to or greater or less than the period which would have constituted the balance of the Term, for any sum which Landlord may deem reasonable, to any Tenant(s) which Landlord may deem suitable and satisfactory, and for any use and purpose which Landlord may deem appropriate, and Landlord may grant concessions and/or free rent. Landlord shall in no event be liable in any way whatsoever for its failure or refusal to re-let the Leased Premises or any part thereof or in the event that the Leased Premises are re-let, for its failure to collect the rent under such re-letting, and no such refusal or failure to re-let or failure to collect rent shall release or affect Tenant’s liability for damages or otherwise under this Lease. Landlord shall not in any event be required to pay to Tenant any surplus of any sums received by Landlord on a re-letting of all or any part of the Leased Premises in excess of the Rent reserved in this Lease.

If this Lease shall be terminated as provided above in this paragraph, or if this Lease shall be terminated by summary proceedings or otherwise, or if the Leased Premises shall become vacant or deserted or be abandoned during the Term and shall remain so beyond the time periods noted in SubParagraphs 32(d) or 32(e), as applicable, or if Tenant shall default in the payment of any sum or in the performance of any duty, obligation, covenant or agreement on Tenant’s part to be performed pursuant to the terms of this Lease, whether the Leased Premises shall be re-let or not, Landlord shall be entitled, in addition to all other rights and remedies available to Landlord at law, in equity and/or under this Lease, to recover from Tenant and Tenant shall pay to Landlord (x) an amount equal to all of the expenses incurred by Landlord in connection with recovering possession of the Leased Premises, any re-letting(s), brokerage in connection with any re-letting(s), courts costs and attorney’s fees and disbursements, any expenses for putting and keeping the Leased Premises in good order and for making alterations, repairs, replacements and decorations in and to the Leased Premises and otherwise preparing the same for re-letting(s), which amounts shall be due and payable by Tenant to Landlord on demand after any such expenses are incurred by Landlord and (y) the Rent to accrue from the date upon which this Lease shall have been so terminated or the date upon which the Leased Premises shall have become vacant or deserted or abandoned or the date upon which Tenant shall have defaulted under this lease, whichever shall have first occurred, to the end of the Term.

34. WAIVER OF DEFAULT: Failure of Landlord to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, in law and/or in equity. No waiver by Landlord of a default by Tenant shall be implied, and no express waiver by Landlord shall affect any default other than the default specified in such waiver and that only for the time and extension therein stated.

No waiver of any term, provision, condition or covenant of this Lease by Landlord shall be deemed to imply or constitute a further waiver by Landlord of any other term, provision, condition or covenant of this Lease. In addition to any rights and remedies specifically granted Landlord herein, Landlord shall be entitled to all rights and remedies available at law and in equity in the event that Tenant shall fail to perform any of the terms, provisions, covenants or conditions of this Lease on Tenant’s part to be performed or fails to pay

Base Rent, Additional Rent or any other sums due Landlord hereunder when due. All rights and remedies specifically granted to Landlord herein, by law and in equity shall be cumulative and not mutually exclusive.

35. RIGHT OF ENTRY: Landlord, or any of its agents, shall have the right to enter the Leased Premises with 24 hours’ notice, and non-disruptive to business, except in the case of an emergency, during all reasonable hours to examine the same or to make such repairs, additions or alterations as may be deemed necessary for the safety, comfort, or preservation thereof, or of the Project. Landlord may exhibit the Leased Premises at any time within one hundred eighty (180) days before the expiration of the Lease Term. This right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations, or additions which do not conform to this Lease.

36. NOTICE: Any notice given to Landlord as provided for in this Lease shall be sent to Landlord by certified United States mail, postage paid, return receipt requested addressed to Landlord at Landlord’s Management Office in the Project or hand delivered to Landlord at such office. Any notice to be given Tenant under the terms of this Lease, unless otherwise stated herein, shall be in writing and shall be sent by certified United States mail, postage paid, return receipt requested or hand delivered to Tenant at the Leased Premises. Either party, from time to time, by such notice, may specify another address to which subsequent notice shall be sent. Notwithstanding the foregoing, prior to the Commencement Date of the Term of this Lease, notices shall be given by United States mail, postage paid, addressed to Tenant at Tenant’s address stated in the Basic Leasing Information of this Lease and addressed to Landlord at Landlord’s address stated in the Basic Leasing Information of this Lease. Any notice given by mail shall be deemed given three (3) days following the date of mailing.

37. COMMON AREAS AND PARKING FACILITIES: All automobile parking facilities, driveways, entrances and exits thereto, and other facilities in the Project furnished by Landlord, including, but not limited to, the Parking Facilities, truck way or ways, loading areas, pedestrian walkways and ramps, landscaped areas, stairways, corridors, and other areas and improvements provided by Landlord for the general use, in common, of tenants, their officers, agents, employees, servants, invitees, licensees, visitors, patrons and customers which may be enlarged or expanded (all of the foregoing sometimes referred to as the “Common Areas”), shall be at all times subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify and enforce the Rules and Regulations with respect to all such Common Areas and improvements; to police the same; from time to time to change the area, level and location and arrangement of the Common Areas, and other facilities hereinabove referred to; to restrict parking by and enforce parking charges (by operation of meters or otherwise) to tenants, their officers, agents, invitees, employees, servants, licensees, visitors, patrons and customers; to close all or any portion of the Common Areas to such extent as Landlord may desire or as may in the opinion of Landlord’s counsel be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; to close temporarily all or any portion of any public areas or Common Areas; to discourage non-tenant parking; to charge a fee for visitor and/or customer parking; and to do and perform such other acts in and to said areas and improvements as, in the sole judgment of Landlord, Landlord shall determine to be advisable. Landlord will operate and maintain the Common Areas, and other areas referred to above in such manner as Landlord shall determine from time to time. Without limiting the scope of such discretion, Landlord shall have the full right and authority to designate a manager of the Common Areas and other areas who shall have full authority to make and enforce rules and regulations regarding the use of the same or to employ all personnel and to make and enforce all rules and regulations pertaining to and necessary for the proper operation and maintenance of the Common Areas and other areas. Reference in this paragraph to Parking Facilities shall in no way be construed as giving Tenant hereunder any rights and/or privileges in connection with such Parking Facilities unless such rights and/or privileges are expressly set forth in Exhibit “D” annexed hereto and made a part hereof.

38. CONDITION OF PREMISES ON TERMINATION OF LEASE AND HOLDING OVER: Tenant agrees to surrender to Landlord, at the end of the Term of this Lease and/or upon any cancellation of this Lease, the Leased Premises in as good condition as the Leased Premises were at the Commencement Date, ordinary wear and tear not caused by Tenant’s negligence, excepted. Tenant agrees that if Tenant does not surrender the Leased Premises to Landlord at the end of the Term of this Lease, then Tenant will pay to Landlord, to the extent permitted by law, one and one half the amount (i.e., 150%) of the Rent paid by Tenant for the last month of the Lease Term, for each month or portion thereof that Tenant holds over plus all damages that Landlord may suffer on account of Tenant’s failure to so surrender to Landlord possession of the Leased Premises, and will indemnify and save Landlord harmless from and against all claims made by any succeeding tenant of the Leased Premises against Landlord on account of delay of Landlord in delivering possession of said Leased Premises to said succeeding tenant so far as such delay is occasioned by failure of Tenant to so surrender said Leased Premises in accordance herewith.

No receipt of money by Landlord from Tenant after termination of this Lease or the service of any notice of commencement of any suit or final judgment for possession shall reinstate, continue or extend the Term of this Lease or affect any such notice, demand, suit or judgment, or otherwise limit or affect any other remedies available to Landlord hereunder.

No act or thing done by Landlord or its agents during the Term of this Lease shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept a surrender of the Leased Premises shall be valid, unless it be made in writing by a duly authorized officer or agent of Landlord.

39. TERMINATION OPTION: Tenant will have a one time right to terminate the Term of this Lease upon the completion of the 36th consecutive month of the payment of Rent. As a condition of this termination option, Tenant shall provide written notice to Landlord at least 180-days in advance, as well as pay to Landlord a fee (“Termination Fee”) in the amount equal to all unamortized tenant improvement dollars and brokerage commissions paid by Landlord, plus two months of gross rent (base rent and operating expenses, plus sales tax). The Termination Fee is due and payable at least ten (10) days prior to the termination date. Tenant may not be in default at anytime prior to its exercising of said option.

40. OCCUPANCY TAX: Tenant shall be responsible for and shall pay before delinquency all municipal, county or state taxes assessed during the Term of this Lease against any occupancy interest or personal property of any kind, owned by or placed in, upon or about the Leased Premises by Tenant.

41. SIGNS: Landlord shall have the right to install signs on the interior or exterior of the Project and the Leased Premises and/or change the Project’s name or street address. Tenant agrees not to place or allow to be maintained on any exterior door, roof, wall or window of the Leased Premises any sign, decoration, lettering or other thing of any kind without Landlord’s advance written consent. Building standard signage is available in the main lobby entrance on the first floor and at the main entrance to Tenant’s suite. Initial building standard signage is provided at the expense of the Tenant.

42. TRIAL BY JURY: It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and Tenant’s use or occupancy of the Leased Premises. Tenant further agrees that it shall not interpose any counterclaim or counterclaims in a summary proceeding or in any action based upon nonpayment of Rent or any other payment required of Tenant hereunder.

43. RELOCATION OF TENANT: Landlord expressly reserves the right at Landlord’s sole cost and expense to remove Tenant from the Leased Premises and to relocate Tenant in some other space in the Project of Landlord’s choosing of approximately the same dimensions and, size, and commercially comparable to the Premises, with the ability to connect to Tenant’s generator, and including open space for cubicles. Such other space shall be improved and decorated by Landlord at Landlord’s expense. Landlord shall have the right, in Landlord’s sole discretion, to use such decorations and materials from the existing Leased Premises, or other materials so that the space in which Tenant is relocated shall be comparable in its interior design and decoration to the Leased Premises from which Tenant is removed. Nothing herein contained shall be construed to relieve Tenant or imply that Tenant is relieved of the liability for or obligation to pay any Additional Rent due by reason of the provisions of Paragraph 5 of this Lease, the provisions of which paragraph shall be applied to the space in which Tenant is relocated on the same basis as said provisions were applied to the Leased Premises from which Tenant is removed. Tenant agrees that Landlord’s exercise of its election to remove and relocate Tenant shall not terminate this Lease or release Tenant, in whole or in part, from Tenant’s obligations to pay Rent and perform the covenants and agreements hereunder for the full Lease Term.

44. CROSS DEFAULT: If the term of any lease, other than this Lease, made by Tenant for any other space in the Project shall be terminated or terminable after the making of this Lease because of any default by Tenant under such other lease, such default shall, ipso facto, constitute a default hereunder and empower Landlord, at Landlord’s sole option, to terminate this Lease as herein provided in the event of default.

45. TENANT GENERATOR: For period of 12-months from the execution of this Lease, Tenant will be granted the non-exclusive right to install, use, and maintain a diesel-powered generator (250 to 300 kw) for the purpose of servicing the Leased Premises in the event of a Building power failure. Tenant’s Generator may be used only in the event that the Building electric service is interrupted to the Leased Premises. All costs and expenses associated with the Tenant Generator shall be the sole responsibility of the Tenant, and Tenant shall be responsible for obtaining all necessary approvals required by any governing authorities. The area for installation shall be mutually acceptable to both parties, and in no way may the installation, use, maintenance, or any other aspect of the Tenant Generator interfere with any other tenant’s use of the Project. In the event that the Tenant Generator has not been installed by the 12th month from the execution of this Lease Agreement, then this right shall become null and void and no right shall exist as contained herein.

46. INVALIDITY OF PROVISION: If any term, provision, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, provision, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, provision, covenant or condition of this Lease shall be valid and be enforceable to the fullest extent permitted by law. This Lease shall be construed in accordance with the laws of the State of Florida.

47. TIME OF THE ESSENCE: It is understood and agreed between the parties to this Lease that time is of the essence of all the terms, provisions, covenants and condition of this Lease.

48. MISCELLANEOUS: The terms Landlord and Tenant as herein contained shall include singular and/or plural, masculine, feminine and/or neuter, heirs, successors, executors, administrators, personal representatives and/or assigns wherever the context so requires or admits. The terms, provisions, covenants and conditions of this Lease are expressed in the total language of this Lease Agreement and the paragraph headings are solely for the convenience of the reader and are not intended to be all inclusive and shall not be deemed to limit or expand any of the provisions of this Lease. Any formally executed addendum or rider to or modification of this Lease shall be expressly deemed incorporated by reference herein unless a contrary intention is clearly stated therein. Anything herein to the contrary notwithstanding, Landlord shall not be or be deemed to be in default hereunder unless it has failed to cure its default within a reasonable time following its receipt of notice thereof. Notwithstanding any other provision contained herein to the contrary, Landlord’s liability hereunder or under any other document executed in connection herewith, in the event of any uncured default by Landlord, shall be limited to Landlord’s interest in the Leased Premises, it being understood that none of Landlord’s other assets or the assets of any partner owning an interest in Landlord shall be subject to any judgment against Landlord hereunder. This Lease shall be construed without regard to any presumption or rule requiring construction against the party causing the lease to be drafted.

49. EFFECTIVE DATE: Submission of this instrument for examination does not constitute an offer, right of first refusal, reservation of or option for the Leased Premises or any other space or premises in, on or about the Project. This instrument becomes effective as a Lease upon execution and delivery by both Landlord and Tenant. However, this Lease may be terminated by Landlord, in its sole discretion, prior to the Lease being approved by the Landlord’s lender(s) having an interest in the Project or the Leased Premises, upon which Landlord shall be released from all further liability under the Lease.

50. ENTIRE AGREEMENT: This Lease contains the entire agreement between the parties and supercedes all previous negotiations leading thereto, and it may be modified only by an agreement in writing signed and sealed by both parties. All of the exhibits attached to this

Lease are incorporated in, and made a part of this Lease. No surrender of the Leased Premises, or of the remainder of the Term of this Lease, shall be valid unless accepted in writing by a duly authorized officer or agent of Landlord. Tenant acknowledges and agrees that Tenant has not relied upon any statement, representation, prior written or contemporaneous oral promises, agreements or warranties except such as are expressed herein. Without limiting the foregoing, Tenant acknowledges that Landlord makes no representation concerning, and shall not be liable or responsible for, any other tenant’s tenancy in the Project or services to be provided by any other tenant.

51. MEMORANDUM OF LEASE: At Landlord’s request at any time during the Term of this Lease, Tenant agrees to immediately join in a Memorandum of Lease in form and content satisfactory to Landlord, which Memorandum, at Landlord’s option, may be recorded in the Public Records of the County in the State of Florida in which the Project is located. In no event shall this Lease or any memorandum of this Lease be recorded without Landlord’s prior written consent.

52. BROKERAGE: Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction other than the Broker(s) stated in the Basic Leasing Information of this Lease, and that no other broker, agent or other person brought about this transaction, and Tenant agrees to indemnify and hold Landlord and Landlord’s officers, directors, persons, agents and representatives harmless from and against any and all liabilities, damages, claims, costs, fees and expenses whatsoever (including, without limitation, reasonable attorney’s fees and all costs at all trial and appellate levels) resulting from any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. The provisions of this paragraph shall survive the termination of this Lease.

53. BROKER DISCLOSURE: The Broker(s) stated in the Basic Leasing Information are being compensated by Landlord pursuant to a separate agreement. This notice is provided to Tenant in accordance with Florida Statutes and the Florida Administrative Code.

54. TENANT IMPROVEMENT AND COMMISSION GUARANTY: In the event Tenant vacates, abandons or otherwise seeks an early termination of the Lease, either voluntarily or by operation of law, Tenant acknowledges that Landlord has completed tenant improvements and compensated the Broker(s) stated in the Basic Leasing Information based upon the expectation that Tenant would occupy and pay Rent for the Leased Premises during the full term of the Lease. In the event Tenant vacates, abandons or leaves the Leased Premises prior to the end of the Lease Term, Tenant shall reimburse Landlord for the tenant improvement costs and brokerage commission(s) heretofore paid by Landlord to Broker(s) based upon a fraction, the numerator of which is the remaining number of months in the Lease Term and the denominator of which is the total number of months in the Lease Term. This obligation to reimburse Landlord for any unamortized tenant improvement costs and brokerage commissions as set forth herein shall be personally guaranteed by the Guarantor stated in the Basic Leasing Information.

55. FORCE MAJEURE: Landlord shall not be required to perform any term, condition, or covenant in this Lease so long as such performance is delayed or prevented by force majeure, which shall mean acts of God, labor disputes (whether lawful or not), material or labor shortages, restrictions by any governmental authority, civil riots, floods, and any other cause not reasonably within the control of Landlord and which by the exercise of due diligence Landlord is unable, wholly or in part, to prevent or overcome.

56. HAZARDOUS WASTE: Tenant agrees not to keep in or on the Leased Premises any inflammable, combustible or explosive substance nor any substance which would create or tend to create a dangerous or combustible condition. Tenant agrees not to cause or allow the presence, storage, use, maintenance or removal of asbestos, PCB transformers, other toxic, hazardous or contaminated substances or underground storage tanks (collectively, “Hazardous Materials”) in, on or about the Leased Premises without Landlord’s prior written consent. If Tenant’s business requires use or possession of Hazardous Materials, Tenant must obtain Landlord’s written consent before bringing any Hazardous Materials on to or creating such condition on or within the Leased Premises. If Tenant uses or maintains Hazardous Materials on or in the Leased Premises, Tenant agrees to handle, store, transport and dispose of all Hazardous Materials at Tenant’s sole cost and expense in accordance with all then-existing local, state and federal rules and laws. Provided it is lawful to do so, Tenant agrees to enter into a contract(s) with a company certified to handle the Hazardous Materials for the transport and disposal of all Hazardous Materials from the Leased Premises. A copy of all such contracts and all renewals must be provided to Landlord.

Landlord may, at Landlord’s sole option, now or in the future, obtain a report from an environmental consultant of Landlord’s choice as to whether Tenant has been or is currently using any part of the Leased Premises for the improper use, handling, storage, transportation or disposal of Hazardous Materials. If any such report indicates such improper use, handling, storage, transportation or disposal of Hazardous Materials, Tenant agrees to immediately reimburse Landlord for the cost of obtaining the environmental report, and, in addition, Landlord may require that all violations of the law with respect to the Hazardous Materials be corrected and/or that Tenant obtains all necessary environmental permits and approvals. If Tenant fails to correct any such violation(s) of law and/or fails to obtain such necessary permits within a reasonable time after demand from Landlord, then Landlord may declare this Lease in default and/or may cause the Leased Premises and any surrounding areas to be freed from the Hazardous Materials at Tenant’s sole cost and expense which Tenant agrees to pay on demand from Landlord as additional rent.

Tenant hereby agrees to indemnify, defend, save and keep Landlord, and Landlord’s officers, employees, partners, successors and assigns, harmless from any and all liabilities, obligations, charges, losses, damages, penalties, claims, actions and expenses, including without limitation, engineers’ and professional fees, soil tests and chemical analysis, court costs and legal fees and expenses through all trial, appellate and administrative levels, imposed on, incurred by or asserted against Landlord, in any way relating to, arising, or in connection with the use, handling, storage, transportation or disposal of the Hazardous Materials on the Leased Premises and/or the Project. The fore-going indemnification shall survive any assignment or termination of this Lease.

57. RADON: RADON IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN FLORIDA. ADDITIONAL INFORMATION REGARDING RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY PUBLIC HEALTH UNIT.

58. TENANT FINANCIAL INFORMATION: Tenant agrees to provide Landlord prior to the execution of this Lease, a balance sheet, appropriate bank references, vendor references and a minimum of two (2) years of personal financial statements for each shareholder/partner or guarantor (as the case may be) of Tenant. Further, upon request of Landlord, Tenant shall supply such references and financial statements as aforesaid on an annual basis during the Lease Term within ten (10) days of receipt of written notice from Landlord requesting same.

59. SHORING: If any excavation or construction is made adjacent to, upon or within the Building, or any part thereof, Tenant shall afford to any persons causing or authorized to cause such excavation or construction license to enter upon the Premises for the purpose of doing such work as such persons shall deem necessary to preserve the Building or any portion thereof from injury or damage and to support the same by proper foundations, braces and supports, without any claim for damages or indemnity or abatement of the Rent, or of a constructive or actual eviction of Tenant.

60. PROHIBITION REGARDING SMOKING: No smoking or consumption of tobacco products shall be permitted in the Leased Premises. Smoking is also prohibited in the Common Areas of the Building including, but not limited to, hallways, lavatories, lobbies, stairways, and any other area as it relates to the Project, except only as to any area that Landlord may designate outside the Building as a specific smoking area of the Building. Tenant shall be responsible for complying with and observing all laws, rules and regulations pertaining to smoking prohibitions within the Leased Premises, Building, and Project, as to Tenant, its employees, customers, and invitees.

IN WITNESS WHEREOF, the parties hereto have signed, sealed and delivered this Lease on the day and year first above written.

WITNESSES:	LANDLORD:
RFP MAINSTREET 2101 COMMERCIAL, LLC, a Delaware limited liability company

By:
Signature of Witness	Paul J. Kilgallon
President
Printed Name of Witness

Signature of Witness

Printed Name of Witness
TENANT:
OMNICOMM SYSTEMS, INC.

By:
Signature of Witness	Cornelis F. Wit
President & CEO

Printed Name of Witness

Signature of Witness

Printed Name of Witness